Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald J. Domanico and Ricardo J. Nunez, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of HD Supply Holdings, Inc., and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Joseph J. DeAngelo	Chief Executive Officer and Director	July 2, 2013
Joseph J. DeAngelo	(Principal Executive Officer)

/s/ Ronald J. Domanico	Senior Vice President and Chief	July 2, 2013
Ronald J. Domanico	Financial Officer (Principal Financial
Officer)

/s/ Evan Levitt	Controller and Assistant Treasurer	July 2, 2013
Evan Levitt	(Principal Accounting Officer)

/s/ James G. Berges	Director	July 2, 2013
James G. Berges

/s/ Charles W. Peffer	Director	July 2, 2013
Charles W. Peffer

/s/ Brian A. Bernasek	Director	July 2, 2013
Brian A. Bernasek

/s/ Paul Edgerley	Director	July 2, 2013
Paul Edgerley

/s/ Mitchell Jacobson	Director	June 25, 2013
Mitchell Jacobson

/s/ Lew Klessel	Director	July 2, 2013
Lew Klessel

/s/ Gregory S. Ledford	Director	July 2, 2013
Gregory S. Ledford

/s/ Nathan K. Sleeper	Director	July 2, 2013
Nathan K. Sleeper

/s/ Stephen M. Zide	Director	July 2, 2013
Stephen M. Zide